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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement on Form S-4 of Tele-Communications, Inc. of our report dated March 14, 1997 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996, included and incorporated by reference in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 16, 1997